SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2003 (November 17, 2003)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)	1-9753 (Commission File Number)	58-1563799 (IRS Employer Identification Number)

400 Perimeter Center Terrace, Suite 595, Atlanta, GA (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant's Telephone Number, including area code: (770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On November 17, 2003 Georgia Gulf Corporation announced the receipt of tenders and related consents from holders of its 10 3/8 % Senior Subordinated Notes due 2007 sufficient to amend the indenture governing such notes, as more fully described in the press release filed as Exhibit 99.1 to this report and incorporated in this report by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

        (c) Exhibits.

99.1     Press Release Dated November 17, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2003
Georgia Gulf Corporation

	By:	/s/ JOEL I. BEERMAN
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1      Press Release dated November 17, 2003